Exhibit 10.1
EXTENSION AGREEMENT
     This EXTENSION AGREEMENT is made by and between The Fashion House, Inc. (the “Company”), and The Elevation Fund, LLC (“Lender”) on July 18, 2005.
RECITALS
     WHEREAS, Lender loaned $625,000 (the “Loan”) to the Company pursuant to the Loan Agreement dated as of April 1, 2005 between Lender and the Company (the “Loan Agreement”) and the Notes delivered by the Company thereunder. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement;
     WHEREAS, Interest payments came due and payable under the Loan Agreement and the Notes on May 1, 2005, June 1, 2005 and June 30, 2005, and all principal came due and payable under the Loan Agreement on June 30, 2005;
     WHEREAS, neither Interest nor principal was paid by the Company in accordance with the terms of the Loan Agreement or the Notes, and Events of Default are therefore outstanding under the Loan Agreement and the Notes;
     WHEREAS, Lender caused a written notice describing the Company’s uncured Events of Default to be delivered to the Company on July 11, 2005 in accordance with the terms of the Loan Agreement and the Notes (the “Notice of Default”);
     WHEREAS, the Company has not cured the Events of Default to date and now seeks the consent of Lender to extend the Maturity Date of the Loan (including the Interest payments due thereunder); and
     WHEREAS, the Company and Lender have agreed to extend the Maturity Date to August 15, 2005 and Lender desires to withdraw the Notice of Default, each on the terms and subject to the conditions set forth below.
     Now therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Lender agree as follows:
AGREEMENT
     1. Extension of Repayment. Lender hereby extends the Maturity Date pursuant to Section 2.5 of the Loan Agreement and Section 1 of the Notes such that all principal and Interest shall be due and payable upon the earlier to occur of August 15, 2005 or the closing date of the Merger.

     2. Increase in Interest Rate. The Interest Rate shall be adjusted to 18% per annum beginning July 1, 2005. Upon the occurrence of an Event of Default and for so long as such Event of Default continues, Interest shall accrue on the outstanding principal and Interest due under the Loan at the rate per annum equal to the lower of 25% or the maximum rate of interest permissible under applicable law at any time (the “Default Interest Rate”).
     3. Increase in Warrants. The number of shares of common stock issuable to Lender upon exercise of the Warrant attached as Exhibit D to the Loan Agreement shall be increased by 62,500 (the “Additional Warrants”). Accordingly, on the closing date of the Merger, Lender shall receive warrants to purchase 687,500 shares of common stock of Public Company Parent. The Additional Warrants shall posses the same terms and rights as the Warrants described in Article 7 of the Loan Agreement.
     4. Description of Other Debt. The Company represents and warrants to Lender that no debt currently exists other than the Loan, current accounts payable, obligations disclosed in the Confidential Private Placement Memorandum dated June 1, 2005, and a Convertible Promissory Note in the amount of $325,000 convertible into common stock of the Company at $0.80 per share upon the closing of the Merger. All outstanding debt is current and not in default.
     5. Satisfaction of Default. Lender hereby withdraws the Notice of Default and considers the Loan in good standing and not subject to an Event of Default. This waiver of default is conditioned upon timely performance by the Company of its obligations under this Agreement. Notwithstanding the foregoing, in the event of any Event of Default under the Loan Agreement or the Notes or any breach of this Agreement, all outstanding principal and Interest under the Loan shall bear Interest at the Default Interest Rate commencing as of May 1, 2005 (the date of the original Event of Default by the Company described in the Notice of Default).
     6. Reimbursement of Legal Fees. As a condition to the effectiveness of this Agreement, the Company agrees to reimburse Lender for its reasonable legal fees incurred in connection with the negotiation of this Agreement, in an amount estimated to be $5,000.
     7. Other Terms. Except as modified hereby, the other terms of the Loan Agreement, the Notes and the related documents shall remain unchanged.
     IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of July 18, 2005.

“THE COMPANY”	“LENDER”

The Fashion House, Inc.	The Elevation Fund, LLC

By:	By:

John Hanna, CEO	Lance Baller, Fund Manager